Exhibit 99.1

Investors:	Media:
Diamond Foods	Sard Verbinnen & Co for Diamond Foods
Linda Segre	Paul Kranhold/Lucy Neugart
SVP, Corporate Strategy	(415) 618-8750
(415) 230-7952	pkranhold@sardverb.com
lsegre@diamondfoods.com	lneugart@sardverb.com

Diamond Foods Reports Financial Results for

First Three Quarters of Fiscal 2012

Completes Fiscal 2010 and 2011 Restatement

SAN FRANCISCO, CA, November 14, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today reported financial results for the first three quarters of its fiscal 2012 and filed with the Securities and Exchange Commission (“SEC”) its restated consolidated financial statements for the fiscal years 2010 and 2011, and interim periods ended January 31, 2010, April 30, 2010, July 31, 2010, October 31, 2010, January 31, 2011, April 30, 2011 and July 31, 2011. The restatement resulted in reductions in income before taxes of $39.5 million in fiscal 2011 and $17.0 million in fiscal 2010 from amounts previously reported.

“Today Diamond made an important first step in becoming current with our financial reporting and we look forward to completing our other required filings,” said Diamond’s Chief Executive Officer Brian Driscoll, who joined the company on May 8, 2012. “Clearly, the results for the first three quarters of 2012 demonstrate that Diamond faced challenges. However, we have a strong brand portfolio to build upon and have launched a new strategic direction with a focus on investing in innovation and brand building, significantly improving our cost structure and rebuilding our walnut supply.”

Q1 – Q3 Fiscal Year 2012 Financial Review

•

For the three quarters ended April 30, 2012, net sales were $757.4 million, up 3.5 percent over the prior year restated period. The increase was primarily due to an 11.0 percent increase in culinary/retail in-shell sales and a 10.0 percent increase in snack sales, offset by a 36.2 percent decrease in total non-retail sales. The decline in non-retail sales was primarily due to a significant drop in walnut crop deliveries to Diamond in the fall of 2011.

•	Gross profit as a percentage of net sales was 18.1 percent in the first three quarters of fiscal 2012, down from 22.9 percent in the prior year restated period. The greatest impact on gross margin was a substantial decline in walnut crop deliveries to Diamond and an increase in average walnut cost per pound of over 50 percent. Rising prices of other commodities and higher operating costs primarily due to excess plant capacity also contributed to the downward pressure on gross margin.

•

Selling, general and administrative expense (SG&A) was $97.0 million in the first three quarters of fiscal 2012, a 35.6 percent increase compared to $71.6 million in the prior year restated period. The increase in SG&A expense was primarily related to the audit committee investigation, restatement and related expenses. When adjusted for certain costs associated with the audit committee investigation, restatement, and related matters, SG&A was $76.0 million compared to $71.6 million in the prior year restated period. The increase was due primarily to an increase in selling related expenses.

•

Advertising expense was $31.6 million in the first three quarters of fiscal 2012 compared to $34.4 million in the prior year restated period, a decline of 8.2 percent. The decrease in advertising expenses was primarily due to the cancellation of programs during the third quarter of fiscal 2012 in an effort to reduce costs.

•

Acquisition and integration expenses were $40.6 million in the first three quarters of fiscal 2102 primarily related to the terminated Pringles acquisition, compared to $7.5 million in the prior year restated period primarily related to Kettle integration.

•

Interest expense was $19.9 million in the three quarters of fiscal 2012 compared to $18.1 million in the prior year restated period, an increase of 9.9% due primarily to the forbearance fee of 0.25% paid to our lenders.

•

Income tax expense was $1.7 million in the first three quarters of fiscal 2012, compared to $12.3 million in the prior year restated period. The tax benefits of the company’s pre-tax loss of $51.7 million for the first three quarters of fiscal 2012 were offset by a $27.6 million charge to establish a valuation allowance against deferred tax assets. The valuation allowance charge was a result of recent net operating losses. Diamond also recognized a $5.6 million benefit in taxes in the first quarter of fiscal 2012 due to a favorable ruling with the U.K. tax authorities. Reversal of the valuation allowance in future periods is dependent on future taxable income and would result in income tax benefit in those periods.

•

The net loss for the first three quarters of fiscal 2012 was $53.4 million compared to net income of $23.7 million in the prior year restated period. The decrease was due primarily to the decline in gross profit, the significant increase in expenses related to the audit committee investigation, restatement, and Pringles integration planning, and the tax charge related to the valuation allowance against net deferred tax assets.

•

Non-GAAP income before income taxes for the first three quarters of fiscal 2012, which excludes acquisition and integration, audit committee investigation, restatement, legal and other related expenses, was $11.0 million compared to $43.6 million in the prior year restated period. The decrease was due primarily to the decline in gross profit. Please refer to page 12 for a reconciliation of non-GAAP information.

•	GAAP EPS on a fully diluted basis for the first three quarters of fiscal 2012 was ($2.46) compared to $1.05 in the prior year restated period.

•

Non-GAAP EPS on a fully diluted basis for the first three quarters of fiscal 2012 was $0.53 compared to a restated non-GAAP EPS of $1.54 in the prior year restated period. Please refer to page 12 for a reconciliation of non-GAAP information.

•

Capital expenditures were $40.6 million in the first three quarters of fiscal 2012, compared to $15.2 million in the prior year restated period. The increase was primarily due to the Kettle plant expansions in Beloit, Wisconsin and Norwich, England and for automation of Emerald’s ‘Breakfast on the Go’ product line.

•

Adjusted EBITDA for the first three quarters of fiscal 2012 declined to $58.9 million from $89.6 million in the prior year primarily due to lower gross profit. Please refer to page 13 for a reconciliation of non-GAAP information.

•	As of July 31, 2012, cash and availability on Diamond’s bank revolving line of credit was in excess of $70 million.

Brand Performance

In the most recent 12-week Nielsen tracking period ended October 27, 2012, retail sales results reflect Diamond’s recent changes in brand strategy direction. For both Emerald and Kettle, Diamond has reduced trade spend to improve net price realization and leverage brand equity rather than use discounting as a means to drive sales. While Emerald snack nuts and Kettle Brand potato chips experienced retail sales declines and lost share as a result of planned reductions in promotional spending, non-promoted sales growth for both brands outpaced category growth resulting in share gains in a non-promoted environment. Emerald Breakfast on the go! and Pop Secret outgrew their respective categories and gained share. Diamond of California culinary sales declined primarily due to volume declines following price increases, which resulted in lost share in the category.

Diamond’s U.S. Nielsen retail scanner performance along with category data for the 12-week period ended October 27, 2012 (U.S. Expanded All Outlets Combined) compared to the similar prior year period was as follows:

	Brand YoY Change	Category YoY Change	Market Share Change
Emerald snack nuts	-5.5%	+8.2%	-90 basis points
Emerald Breakfast on the go!	+28.7%	-0.4%	+30 basis points
Pop Secret	+11.7%	+0.7%	+220 basis points
Kettle U.S.	-8.0%	+5.5%	-40 basis points
Diamond of California	-2.8%	+10.1%	- 340 basis points

Source: Nielsen Expanded All Outlets Combined sales for 12-week period ended October 27, 2012. All comparisons in this table are to the same measured period in the prior year.

Business Outlook

Full-year fiscal 2012 financial results have not yet been finalized, but the following are estimates for full year results:

•	Net sales: $975 to $980 million

•	Snack sales: $600 to $605 million

•	Culinary sales: $290 to $295 million

•	Gross margin: 18.0% to 18.5%

•	Adjusted EBITDA: $78 to $81 million

Note: Adjusted EBITDA above excludes Pringles integration related costs, Fishers, Indiana plant closure charges, audit committee and restatement related accounting and legal expenses and other costs.

Restatement

Diamond today also filed its restated consolidated financial statements for fiscal years 2011 and 2010 and interim periods ended January 31, 2010, April 30, 2010, July 31, 2010, October 31, 2010, January 31, 2011, April 30, 2011 and July 31, 2011 with the SEC.

“The company regrets the extended time investors had to wait for financial reports during the restatement process,” said Brian Driscoll, Diamond’s President and CEO. “The company has emerged from this process with strengthened financial discipline and rigorous commitment to enhancing internal controls and remediating material weaknesses.”

•

The Audit Committee and the company have determined that certain grower payments of $20.8 million and $61.5 million previously accounted for in fiscal 2011 and 2012, were not accounted for in the correct periods. Corrections were made to account for these payments in the appropriate periods of fiscal 2010 and 2011. The restatement also included corrections related to accounts payable and accrued expenses which were accounted for in incorrect periods; these adjustments decreased net income $3.5 million in 2011 and $0.1 million in 2010.

•

The restatement resulted in a reduction in fiscal 2011 income before income taxes of $39.5 million ($69.1 million previously reported compared to $29.7 million restated), and $17.0 million in fiscal 2010 ($40.2 million previously reported compared to $23.2 million restated). Please refer to page 14 for summarized GAAP Statement of Operations.

•	Diluted EPS for restated fiscal 2011 was $1.17 compared to $2.22 per share as previously reported and $0.82 for restated fiscal 2010 as compared to $1.36 per share as previously reported.

•

Non-GAAP diluted EPS for restated fiscal 2011 was $1.76 compared to $2.61 per share as previously reported and $1.29 for restated fiscal 2010 as compared to $1.91 per share as previously reported. Please refer to page 16 for non-GAAP information.

•

Gross margin for restated fiscal 2011 was 22.4 percent compared to 26.0 percent as previously reported and 21.2 percent for restated fiscal 2010 as compared to 23.7 percent as previously reported. The decrease primarily was due to the correction of the walnut costs, which increased cost of goods sold in fiscal 2010 and 2011.

•

Adjusted EBITDA for restated fiscal 2011 was $111.5 million compared to $146.2 million as previously reported and $68.2 million for restated fiscal 2010 compared to $84.9 million as previously reported.

•

In connection with the Audit Committee investigation, management identified material weaknesses in internal control over financial reporting in three areas: control environment, walnut grower accounting, and accounts payable and accrued expenses. Numerous remediation steps have been implemented or are in progress to correct these weaknesses, including: enhanced oversight and controls, leadership changes, revised walnut cost estimation policy, enhanced documentation, oversight and monitoring of accounting policies related to walnut payments, and improved financial and operational reporting throughout the organization. For a list of remediation steps, please refer to the 10-K/A or supplemental presentation, both of which are available on the Diamond Foods website.

Conference Call and Webcast

Diamond will host an investor conference call and webcast today, November 14, 2012, at 2:00 p.m. Pacific Standard Time, to discuss these results and the restatement. To participate in the call via telephone dial (877) 681-3373 from the U.S./Canada or (719) 325-2171 elsewhere and enter the participant pass code of 279-604. To listen to the call over the internet, visit Diamond’s website at www.diamondfoods.com and select “Investor Relations.”

Archived audio replays of the call will be available on the Company’s website and via telephone. The latter will begin approximately two hours after the call’s conclusion and remain available through 5:00 p.m. Pacific Standard Time November 21, 2012. It can be accessed by dialing (888) 203-1112 from the U.S./Canada or (719) 457-0820 elsewhere. Both phone numbers require the participant pass code 884-2287.

To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com and select “email alerts.”

Net Sales by Product Line

	Fiscal 2012 (Unaudited)
(in thousands)	Q1	Q2	Q3	Three Quarters Ended April 30, 2012	% Change in Year over Year Three Quarter Period
Snack	$157,122	$141,818	$147,653	$446,593	+ 10.0%
Culinary/Retail in-shell	98,112	94,677	49,127	241,916	+ 11.0%

Total Retail	255,234	236,495	196,780	688,509	+ 10.4%

International Non-Retail	21,444	21,025	4,174	46,643	- 47.7%
NA Ingredient/Food Service/Other	10,715	4,831	6,731	22,277	+ 18.0%

Total Non-Retail	32,159	25,856	10,905	68,920	- 36.2%

Total Net Sales	$287,393	$262,351	$207,685	$757,429	+ 3.5%

	Fiscal 2011 (Restated)
(in thousands)	Q1	Q2	Q3	Three Quarters Ended April 30, 2011
Snack	$137,056	$134,183	$134,799	$406,039
Culinary/Retail in-shell	90,190	80,711	46,983	217,884

Total Retail	227,246	214,894	181,782	623,923

International Non-Retail	21,015	36,793	31,368	89,176
NA Ingredient/Food Service/Other	3,800	5,157	9,916	18,873

Total Non-Retail	24,815	41,950	41,284	108,049

Total Net Sales	$252,061	$256,844	$223,066	$731,972

Summarized GAAP Statement of Operations:

(in thousands, except per share amounts)	Three Quarters Ended April 30, 2011 (Restated)	Three Quarters Ended April 30, 2012	% Change
Net sales	$731,972	$757,429	3.5%
Cost of sales	564,394	619,972	9.8%

Gross profit	167,578	137,457	(18.0%)

Gross margin	22.9%	18.1%	(4.8%)
Operating expenses:
Selling general and administrative	71,570	97,019	35.6%
Advertising	34,362	31,554	(8.2%)
Acquisition and integration related expenses	7,548	40,641	438%

Total operating expenses	113,480	169,214	49.1%

Income (loss) from operations	54,098	(31,757)	(159%)
Interest expense, net	18,050	19,933	10.4%

Income (loss) before income taxes	36,048	(51,690)	(243%)
Income tax expense (benefit)	12,315	1,710	(86.1%)

Net income (loss)	$23,733	($53,400)	(325%)

Earnings (loss) per share:
Basic	$1.08	($2.46)
Diluted	$1.05	($2.46)
Shares used to compute earnings per share:
Basic	21,563	21,676
Diluted	22,119	21,676

Summarized GAAP Statement of Operations:

	Fiscal 2012 (Unaudited)
(in thousands, except per share amounts)	Q1	Q2	Q3	Three Quarters Ended April 30, 2012
Net sales	$287,393	$262,351	$207,685	$757,429
Cost of sales	226,086	220,429	173,457	619,972

Gross profit	61,307	41,922	34,228	137,457
Operating expenses:
Selling general and administrative	29,455	34,304	33,260	97,019
Advertising	12,716	11,638	7,200	31,554
Acquisition and integration related expenses	17,214	12,091	11,336	40,641

Total operating expenses	59,385	58,033	51,796	169,214

Income (loss) from operations	1,922	(16,111)	(17,568)	(31,757)
Interest expense, net	5,761	6,471	7,701	19,933

Income (loss) before income taxes	(3,839)	(22,582)	(25,269)	(51,690)
Income tax expense (benefit) **	(14,640)	(2,398)	18,748	1,710

Net income (loss)	$10,801	($20,184)	($44,017)	($53,400)

Earnings (loss) per share:
Basic	$0.49	($0.93)	($2.02)	($2.46)
Diluted	$0.47	($0.93)	($2.02)	($2.46)
Shares used to compute earnings per share:
Basic	21,668	21,724	21,752	21,676
Diluted	22,567	21,724	21,752	21,676

** Q1 tax benefit is comprised of: discrete tax benefit of $5.5 million resulting, primarily, from the conclusion of a tax ruling with the United Kingdom tax authorities, acquisition and integration related expenses resulting in a tax benefit of $6.1 million, and the forecasted annual tax rate applied to profit before tax and acquisition and integration related expenses, resulting in a tax benefit of $3.0 million.

Q2 tax benefit is the result of acquisition and integration related expenses and the forecasted annual tax rate applied to profit before tax and acquisition and integration related expenses.

Q3 tax expense is, primary, the effect of a valuation allowance applied against deferred tax assets (principally, net operating losses in the current fiscal year and carryforward State tax credits).

Summarized GAAP Statement of Operations:

	Fiscal 2011 (Restated)
(in thousands, except per share amounts)	Q1	Q2	Q3	Three Quarters Ended April 30, 2011
Net sales	$252,061	$256,844	$223,066	$731,972
Cost of sales	195,953	197,866	170,576	564,394

Gross profit	56,108	58,978	52,490	167,578
Operating expenses:
Selling general and administrative	23,289	24,052	24,229	71,570
Advertising	12,469	10,170	11,723	34,362
Acquisition and integration related expenses	579	1,023	5,946	7,548

Total operating expenses	36,337	35,245	41,898	113,480

Income (loss) from operations	19,771	23,733	10,592	54,098
Interest expense, net	6,117	5,992	5,941	18,050

Income (loss) before income taxes	13,654	17,741	4,651	36,048
Income taxes (benefit)	4,372	6,643	1,300	12,315

Net income (loss)	$9,282	$11,098	$3,351	$23,733

Earnings (loss) per share:
Basic	$0.42	$0.51	$0.15	$1.08
Diluted	$0.42	$0.49	$0.15	$1.05
Shares used to compute earnings per share:
Basic	21,489	21,565	21,604	21,563
Diluted	21,933	22,212	22,332	22,119

Summarized Balance Sheet Data:

	Fiscal 2012 (Unaudited)
(in thousands)	Q1	Q2	Q3
Cash and cash equivalents	$4,474	$1,333	$7,592
Trade receivables, net	141,760	93,782	89,528
Inventories	254,860	220,611	200,937
Total current assets	463,161	383,697	350,864
Property, plant and equipment, net	146,417	157,303	159,985
Other intangible assets, net	446,267	441,669	443,276
Goodwill	406,850	403,903	408,075
Current liabilities, excluding debt	330,372	288,531	249,090
Total debt	576,778	558,449	598,815
Stockholders’ equity	425,321	402,130	366,504

	Fiscal 2011 (Restated)
(in thousands)	Q1	Q2	Q3	Q4
Cash and cash equivalents	$8,012	$2,276	$1,541	$3,112
Trade receivables, net	122,660	80,648	105,324	98,275
Inventories	239,007	234,048	204,714	153,534
Total current assets	402,366	349,963	349,626	299,999
Property, plant and equipment, net	118,243	117,022	126,907	134,275
Other intangible assets, net	453,830	451,745	455,119	450,855
Goodwill	406,255	406,186	412,211	409,735
Current liabilities, excluding debt	284,322	242,012	212,861	205,853
Total debt	555,000	548,900	572,369	531,701
Stockholders’ equity	392,128	404,378	421,825	420,495

Non-GAAP Financial Information:

	Fiscal 2012 (Unaudited)
(in thousands, except for per share amounts)	Q1	Q2	Q3	Three Quarters Ended April 30, 2012
GAAP (loss) before income taxes	($3,839)	($22,582)	($25,269)	($51,690)
Adjustment to exclude acquisition and integration related expenses	17,214	12,091	11,336	40,641
Adjustment to exclude certain SG&A costs	2,016	10,710	8,309	21,035
Adjustment to exclude forbearance fee	—	—	1,006	1,006

Non-GAAP income (loss) before income taxes	15,391	219	(4,618)	10,992

GAAP income taxes (benefit)	(14,640)	(2,398)	18,748	1,710
Adjustment for tax effect of Non-GAAP adjustments	13,686	2,384	(18,462)	(2,392)

Non-GAAP income taxes (benefit)	(954)	(14)	286	(682)

Non-GAAP net income (loss)	$16,345	$233	($4,904)	$11,674

Non-GAAP EPS-diluted	$0.71	$0.01	($0.22)	$0.53
Shares used in computing Non-GAAP EPS-diluted *	22,932	22,056	22,108	22,026

	Fiscal 2011 (Restated)
(in thousands, except for per share amounts)	Q1	Q2	Q3	Three Quarters Ended April 30, 2011
GAAP income before income taxes	$13,654	$17,741	$4,651	$36,046
Adjustment to exclude acquisition and integration related expenses	579	1,023	5,946	7,548

Non-GAAP income before income taxes	14,233	18,764	10,597	43,594

GAAP income taxes	4,372	6,643	1,300	12,315
Adjustment for tax effect of Non-GAAP adjustments	(1,651)	(3,055)	1,284	(3,422)

Non-GAAP income taxes	2,721	3,588	2,584	8,893

Non-GAAP net income	$11,512	$15,176	$8,013	$34,701

Non-GAAP EPS-diluted	$0.52	$0.67	$0.35	$1.54
Shares used in computing Non-GAAP EPS-diluted *	22,343	22,622	22,726	22,513

*	Includes shares associated with participating securities

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Fiscal 2012 (Unaudited)
(in thousands)	Q1	Q2	Q3	Three Quarters Ended April 30, 2012
Net income (loss)	$10,801	($20,184)	($44,017)	($53,400)
Income taxes (benefit)	(14,640)	(2,398)	18,748	1,710

Income (loss) before income taxes	(3,839)	(22,582)	(25,269)	(51,690)
Interest expense, net	5,761	6,471	7,701	19,933

Income (loss) from operations (EBIT)	1,922	(16,111)	(17,568)	(31,757)
Acquisition and integration related expenses	17,214	12,091	11,336	40,641
Certain SG&A costs	2,016	10,710	7,863	20,589
Stock-based compensation expense	1,902	2,949	2,291	7,142
Depreciation and amortization	7,180	7,353	7,702	22,235

Adjusted EBITDA	$30,234	$16,992	$11,624	$58,850

	Fiscal 2011 (Restated)
(in thousands)	Q1	Q2	Q3	Three Quarters Ended April 30, 2011
Net income	$9,282	$11,098	$3,351	$23,731
Income taxes	4,372	6,643	1,300	12,315

Income before income taxes	13,654	17,741	4,651	36,046
Interest expense, net	6,117	5,992	5,941	18,050

Income from operations (EBIT)	19,771	23,733	10,592	54,096
Acquisition and integration related expenses	579	1,023	5,946	7,548
Stock-based compensation expense	1,772	2,104	1,739	5,615
Depreciation and amortization	7,472	7,506	7,321	22,299

Adjusted EBITDA	$29,594	$34,366	$25,598	$89,558

Restated Fiscal 2010 and 2011 Financials

Net Sales by Product Line:

	Twelve months ended			Twelve months ended
	July 31, (Restated)			July 31, (Previously reported)
(in thousands)	2011	2010	% Prior Year	2011	2010	% Prior Year
Snack	$553,676	$323,620	71%	$553,165	$321,422	72%
Culinary/Retail in-shell	263,161	248,960	6%	262,906	248,994	6%

Total Retail	816,837	572,580	43%	816,071	570,416	43%

International Non-Retail	119,017	69,206	72%	119,017	69,206	72%
NA Ingredient/Food Service/Other	30,834	40,540	-24%	30,834	40,540	-24%

Total Non-Retail	149,851	109,746	37%	149,851	109,746	37%

Total	$966,688	$682,326	42%	$965,922	$680,162	42%

Summarized GAAP Statement of Operations:

	Twelve months ended		Twelve months ended
	July 31, (Restated)		July 31, (Previously reported)
(in thousands, except per share amounts)	2011	2010	2011	2010
Net sales	$966,688	$682,326	$965,922	$680,162
Cost of sales	750,209	537,484	714,775	519,161

Gross profit	216,479	144,842	251,147	161,001
Operating expenses:
Selling, general and administrative	97,506	64,551	96,960	64,301
Advertising	45,035	33,726	44,415	32,962
Acquisition and integration related expenses	20,350	11,328	16,792	11,508

Total operating expenses	162,891	109,605	158,167	108,771

Income from operations	53,588	35,237	92,980	52,230
Interest expense, net	23,918	10,180	23,840	10,180
Other expense, net	—	1,849	—	1,849

Income before income taxes	29,670	23,208	69,140	40,201
Income taxes	3,103	7,532	18,929	13,990

Net income	$26,567	$15,676	$50,211	$26,211

EPS (earnings per share):
Basic	$1.21	$0.84	$2.28	$1.40
Diluted	$1.17	$0.82	$2.22	$1.36
Shares used to compute EPS:
Basic	21,577	18,313	21,577	18,313
Diluted	22,233	18,843	22,242	18,843

Summarized Balance Sheet Data:

	Twelve months ended July 31, (Restated)		Twelve months ended July 31, (Previously reported)
(in thousands)	2011	2010	2011	2010
Cash and cash equivalents	$3,112	$5,642	$3,112	$5,642
Trade receivables, net	98,275	65,698	98,218	65,553
Inventories	153,534	145,832	145,575	143,405
Current assets	299,999	248,364	276,039	240,089
Property, plant and equipment, net	134,275	118,235	127,407	117,816
Other intangible assets, net	450,855	453,107	450,855	449,018
Goodwill	409,735	403,264	407,587	396,788
Current liabilities, excluding debt	205,853	145,756	144,060	127,921
Total debt	531,701	556,100	531,701	556,100
Stockholders’ equity	420,495	376,543	454,795	379,943

Non-GAAP Financial Information

We have provided the following non-GAAP financial information for the 12 months ended July 31, 2011 and 2010.

Reconciliation of income (loss) before income taxes to non-GAAP EPS:

	Twelve months ended (Restated)		Twelve months ended (Previously reported)
	July 31,		July 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
GAAP income before income taxes	$29,670	$23,208	$69,140	$40,201
Adjustments to exclude loss on extinguishment of debt and fees for tax projects	—	2,324	—	2,324
Adjustments to remove costs associated with Kettle and Pringles integration	20,350	11,640	16,792	11,820

Non-GAAP income before income taxes	50,020	37,172	85,932	54,345

GAAP income taxes (A)	3,103	7,532	18,929	13,990
Adjustment for tax effect of Non-GAAP adjustments (B-A)	7,018	4,820	7,968	3,574

Non-GAAP income taxes (B)	10,121	12,352	26,897	17,564

Non-GAAP net income	$39,899	$24,820	$59,035	$36,781

Non-GAAP EPS-diluted	$1.76	$1.29	$2.61	$1.91

Shares used in computing Non-GAAP EPS-diluted *	22,634	19,215	22,642	19,215

*	Includes shares associated with participating securities

Reconciliation of GAAP net income to Adjusted EBITDA:

	Twelve months ended (Restated)		Twelve months ended (Previously reported)
	July 31,		July 31,
(in thousands)	2011	2010	2011	2010
Net income	$26,567	$15,676	$50,211	$26,211
Income taxes	3,103	7,532	18,929	13,990

Income before income taxes	29,670	23,208	69,140	40,201
Other expense, net	—	1,849	—	1,849
Interest expense, net	23,918	10,180	23,840	10,180

Income from operations	53,588	35,237	92,980	52,230

Acquisition and integration related expenses included in operating expenses	20,350	11,640	16,792	11,820
Stock-based compensation expense	7,687	3,738	6,974	3,231
Selling, general and administrative	—	475	—	475
Depreciation and amortization	29,865	17,154	29,465	17,154

Adjusted EBITDA	$111,490	$68,244	$146,211	$84,910

About Diamond’s non-GAAP Financial Measures

This release contains non-GAAP financial measures of Diamond’s performance (“non-GAAP financial measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods. Diamond’s non-GAAP financial measures include adjustments for the following items:

•

In the third quarter of fiscal 2012, $11.3 million in fees were incurred as a result of the proposed merger of Pringles, $5.7 million in fees were incurred related to the audit committee investigation, resulting restatement, and related items, $2.6 million in expenses were incurred related to certain SG&A costs, and $1.0 million in expenses were incurred related to the forbearance fee.

•

In the second quarter of fiscal 2012, $12.1 million in fees were incurred as a result of the proposed merger of Pringles and $10.7 million in fees were incurred related to the audit committee investigation.

•

In the first quarter of fiscal 2012, $17.2 million in fees were incurred as a result of the proposed merger of Pringles, $1.8 million was accrued for settlement of walnut labeling claims, and $0.2 million in fees were incurred related to the audit committee investigation.

•	In the fourth quarter of fiscal 2011, $12.9 million in expenses were incurred as a result of the integration of Kettle Foods and the proposed merger of Pringles.

•	In the third quarter of fiscal 2011, $5.9 million in expenses were incurred as a result of the integration of Kettle Foods and the proposed merger of Pringles.

•	In the second quarter of fiscal 2011, $1.0 million in expenses were incurred as a result of the integration of Kettle Foods.

•	In the first quarter of fiscal 2011, $0.6 million in expenses were incurred as a result of the integration of Kettle Foods.

•	In the fourth quarter of fiscal 2010, $1.1 million in expenses were incurred as a result of the acquisition of Kettle Foods.

•

In the third quarter of fiscal 2010, $12.3 million in expenses were incurred as a result of the acquisition of Kettle Foods. Other expense included $1.8 million in early extinguishment charges from our prior credit facility, and $10.2 million in transaction expenses, primarily legal and accounting fees, bridge financing costs and advisory fees. Additionally, Cost of Goods Sold included $0.3 million in inventory step-up charges.

•	In the second quarter of fiscal 2010, $0.5 million in fees were incurred primarily to achieve $1 million in various prior period R&D and other tax credits, including costs to file amended tax returns.

•

Adjusted EBITDA is used by management as a measure of operating performance. Adjusted EBITDA is defined as net income before interest expense, income taxes, stock-based compensation, depreciation, amortization, and other expenses, including the aforementioned acquisition and integration costs. We believe that adjusted EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond’s management uses non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the non-GAAP financial measures is that they exclude significant expenses and gains required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, Diamond presents the non-GAAP financial measures in connection with GAAP results, and recommends that investors do not give undue weight to them. Diamond believes that non-GAAP financial measures provide useful information to investors by allowing them to view the business through the eyes of management, facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

Note regarding forward-looking statements

This press release includes forward-looking statements, including statements about our future financial and operating performance and results, business strategy, strength of our brand portfolio, our filing of delayed SEC filings, our position in the walnut industry, potential for optimizing our cost structure and streamlining our supply chain, ability to grow, expand margins and deliver shareholder value, fiscal 2012 financial results, enhancing internal controls and remediating material weaknesses. These forward-looking statements are based on our assumptions, expectations and projections about future events only as of the date of this press release, and we make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Many of our forward-looking statements include discussions of trends and anticipated developments under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the periodic reports that we file with the SEC. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “may” and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other “forward-looking” information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Actual results may differ materially from what we currently expect because of many risks and uncertainties, such as: uncertainty about the need to file additional periodic reports and financial information in connection with our restatement disclosures; risks relating to our leverage and its effect on our ability to respond to changes in our business, markets and industry; increase in the cost of our debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation and regulatory proceedings; risks related to our current inability to timely file required periodic reports under the Securities Exchange Act of 1934, as amended, and any resulting delisting of Diamond’s common stock on the Nasdaq Global Select Market; uncertainties relating to relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions.

About Diamond

Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® culinary and snack nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold.

Corporate Web Site: www.diamondfoods.com